HomeTrust Bancshares, Inc. Added to ABA Community Bank Index

ASHEVILLE, NC – June 18, 2013– HomeTrust Bancshares, Inc. (“Company”) (NASDAQ: HTBI) announced today that it will be added to the NASDAQ OMX ABA Community Bank Index (“Index”) (NASDAQ:ABQI) prior to the market opening on Monday, June 24, 2013.

"We are pleased to be added to the ABA Community Bank Index," noted Dana Stonestreet, President and Chief Operating Officer. "We believe it represents a potential opportunity to increase our shareholder base throughout the investment community."

The Company is one of ten community banks being added to the Index as part of its semi-annual evaluation. The Index is designed to track the performance of banks and thrifts (or their holding companies), listed on the NASDAQ Stock Market®.  The Index is intended to serve as a benchmark for investment products by including the larger and more liquid community banks.

About HomeTrust Bancshares, Inc.

On July 10, 2012, HomeTrust Bancshares, Inc. became the holding company for HomeTrust Bank (the "Bank") in connection with the completion of the Bank's conversion from the mutual to the stock form of organization and HomeTrust's related public stock offering. In the offering, HomeTrust sold 21,160,000 shares of common stock at a price of $10.00, for gross offering proceeds of $211.6 million. HomeTrust's common stock began trading on the NASDAQ Global Market on July 11, 2012, under the symbol "HTBI".

HomeTrust Bank, including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank, is a community-oriented financial institution with $1.60 billion in assets and total tangible capital of $372.1 million or 23.3% of total assets as of March 31, 2013. The Bank offers traditional financial services within its local communities through its 20 full service offices in Western North Carolina, including the Asheville metropolitan area, and the "Piedmont" region of North Carolina. The Bank is the 12th largest bank headquartered in North Carolina.

Forward Looking Statements

This press release may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results for the businesses of HomeTrust Bancshares, Inc. and HomeTrust Bank include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; decreases in the secondary market for the sale of loans that we originate; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiary by the Office of the Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including the effect of Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Basel III, changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; increases in premiums for deposit insurance; management’s assumptions in determining the adequacy of the allowance for loan losses; our ability to control operating costs and expenses, especially new costs associated with our operation as a public company; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; statements with respect to our intentions regarding disclosure and other changes resulting from the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and the other risks described in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2012.

Any of the forward-looking statements that we make in this release are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2013 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

WEBSITES:                                WWW.HOMETRUSTBANCSHARES.COM

Contact:
HomeTrust Bancshares, Inc.
Tony J. VunCannon - Senior Vice President and Chief Financial Officer
828-259-3939